UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CRESCENT REAL ESTATE EQUITIES COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ISS AND GLASS LEWIS EACH RECOMMEND CRESCENT SHAREHOLDERS VOTE “FOR” PROPOSED $22.80 CASH
MERGER WITH MORGAN STANLEY REAL ESTATE
FORT WORTH, TEXAS, July 23, 2007—Crescent Real Estate Equities Company (NYSE: CEI) today announced that Institutional Shareholder Services (ISS) and Glass, Lewis & Co. (Glass Lewis), two leading independent proxy advisory firms, have recommended that the holders of common shares of CEI vote “FOR” the proposed acquisition by Morgan Stanley Real Estate. The special meeting of the shareholders of Crescent Real Estate Equities Company will take place at the Hotel Crescent Court, 400 Crescent Court, Dallas, Texas on August 1, 2007 at 10:00 a.m., Central Daylight Saving Time.
“We are pleased to have the support of ISS and Glass Lewis for this transaction,” commented John C. Goff, Crescent’s vice-chairman and chief executive officer. “We believe that the $22.80 per share cash merger, which was carefully considered and approved by Crescent’s Board of Trust Managers, is a good transaction for our shareholders.”
Shareholders who have questions or require assistance in voting their shares should contact our proxy solicitor, MacKenzie Partners, at 1-800-322-2885 or www.proxy@mackenziepartners.com
ABOUT CRESCENT
Crescent Real Estate Equities Company (NYSE: CEI) is a real estate investment trust headquartered in Fort Worth, Texas. Through its subsidiaries and joint ventures, Crescent owns and manages a portfolio of 63 premier office buildings totaling 26 million square feet located in select markets across the United States with major concentrations in Dallas, Houston, Denver, Miami, and Las Vegas. Crescent also holds investments in resort residential developments in locations such as Scottsdale, AZ, Vail Valley, CO, and Lake Tahoe, CA; and in the wellness lifestyle leader, Canyon Ranch®. For more information, visit Crescent’s Web site at www.crescent.com.
FORWARD-LOOKING STATEMENTS
This press release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause the Company’s actual results to differ materially from those implied or expressed by the forward-looking statements. Crescent assumes no duty whatsoever to update these forward-looking statements or to conform them to future events or developments.
FOR MORE INFORMATION
Jane E. Mody, Managing Director and Chief Financial Officer, Crescent (817) 321-1086
Jeremy C. Sweek, Investor & Media Relations Senior Manager, Crescent (817) 321-1464
Alyson D’Ambrisi, Media Relations, Morgan Stanley (212) 762-7006

1